Exhibit 4(w)

Entergy Corporation

REMARKETING AGREEMENT

December [__], 2005

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

This Agreement is dated as of December [__], 2005 (this "Agreement") by and among Entergy Corporation, a Delaware corporation (the "Company"), Citigroup Global Markets Inc., as the reset agent and the remarketing agent (the "Remarketing Agent"), and The Bank of New York, not individually but solely as Purchase Contract Agent (the "Purchase Contract Agent") and as attorney-in-fact of the holders of Purchase Contracts (as defined in the Purchase Contract and Pledge Agreement referred to below).

    Definitions.

    Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Purchase Contract and Pledge Agreement, dated as of December [__], 2005, among the Company, the Purchase Contract Agent and J.P. Morgan Chase Bank, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary, as amended from time to time (the "Purchase Contract and Pledge Agreement").

      As used in this Agreement, the following terms have the following meanings:

    "Agreement" has the meaning specified in the first paragraph of this Remarketing Agreement.

    "Commencement Date" has the meaning specified in Section 3.

    "Commission" means the Securities and Exchange Commission.

    "Company" has the meaning specified in the first paragraph of this Remarketing Agreement.

    "Final Remarketing" has the meaning specified in Section 2(c).

    "Final Remarketing Date" has the meaning specified in Section 2(c).

    "indemnified party" has the meaning specified in Section 7(c).

    "indemnifying party" has the meaning specified in Section 7(c).

    "Optional Remarketing" has the meaning specified in Section 2(b).

    "Optional Remarketing Date" has the meaning specified in Section 2(b).

    "Preliminary Prospectus" means any preliminary prospectus relating to the Remarketed Senior Notes included as part of the Registration Statement or provided by the Company for use by the Remarketing Agent including, in each case, the documents incorporated by reference therein as of the date of such preliminary prospectus; and any reference to any amendment or supplement to such preliminary prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus under the Exchange Act and incorporated by reference in such preliminary prospectus.

    "Prospectus" means the prospectus constituting part of the Registration Statement relating to the Remarketed Senior Notes, in the form in which filed, or transmitted for filing, with the Commission after the effective date of the Registration Statement pursuant to Rule 424(b)(1) or (b)(4) under the Securities Act, including the documents incorporated by reference therein as of the date of such prospectus; and any reference to any amendment or supplement to such prospectus shall be deemed to refer to and include any documents filed after the date of such prospectus, under the Exchange Act, and incorporated by reference in such prospectus.

    "Purchase Contract and Pledge Agreement" has the meaning specified in Section 1(a).

    "Registration Statement" means a registration statement under the Securities Act prepared by the Company relating to, inter alia, the Remarketing of the Remarketed Senior Notes pursuant to Section 5(a) hereunder, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto.

    "Remarketed Senior Notes" means, with respect to all Remarketings during any Applicable Remarketing Period, the aggregate Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes and the Separate Senior Notes, if any, subject to Remarketing as identified to the Remarketing Agent by the Purchase Contract Agent and the Custodial Agent, respectively, in each case promptly after 5:00 p.m., New York City time, on the Business Day prior to the first day of the Applicable Remarketing Period in accordance with the Purchase Contract and Pledge Agreement and shall include: (a) the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes of the Holders of Corporate Units who have not effected a Collateral Substitution, Early Settlement or a Cash Merger Early Settlement prior to the second Business Day preceding such Applicable Remarketing Period, and, in the case of a Final Remarketing, Holders of Corporate Units who have not notified the Purchase Contract Agent prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Final Remarketing Period of their intention to effect a Cash Settlement of the related Purchase Contracts pursuant to the terms of the Purchase Contract and Pledge Agreement or who have so notified the Purchase Contract Agent but failed to make the required cash payment prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the first day of the Final Remarketing Period, and (b) the Separate Senior Notes of the holders of Separate Senior Notes, if any, who have elected to have their Separate Senior Notes remarketed in such Remarketing prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Final Remarketing Period, pursuant to the terms of the Purchase Contract and Pledge Agreement.

    "Remarketing" means the remarketing of the Remarketed Senior Notes pursuant to this Remarketing Agreement on any Remarketing Date occurring during an Optional Remarketing Period, if any, and on any Remarketing Date during the Final Remarketing Period.

    "Remarketing Fee" has the meaning specified in Section 4.

    "Remarketing Materials" means the Registration Statement, the Preliminary Prospectus, the Prospectus or any other information furnished by the Company to the Remarketing Agent for distribution to investors in connection with the Remarketing.

    "Remarketing Settlement Date" means (a) in the case of a Successful Optional Remarketing occurring during the Optional Remarketing Period from November 3, 2008 to November 12, 2008, November 17, 2008, (b) in the case of a Successful Optional Remarketing occurring during the Optional Remarketing Period from December 1, 2008 to December 11, 2008, the third Business Day following the date of such Successful Optional Remarketing, and (b) in the case of a Final Remarketing, the Purchase Contract Settlement Date.

    "Reset Rate" has the meaning specified in Section 2(d).

    "Securities" has the meaning specified in Section 9.

    "Senior Notes" means the series of notes designated the Senior Notes, [Series A] of the Company issued pursuant to the Supplemental Indenture.

    "Transaction Documents" means this Agreement, the Purchase Contract and Pledge Agreement and the Supplemental Indenture, in each case as amended or supplemented from time to time.

    "Underwriting Agreement" has the meaning specified in Section 3(a).

    Appointment and Obligations of the Remarketing Agent.

    The Company hereby appoints Citigroup Global Markets Inc. as the exclusive Remarketing Agent, and, subject to the terms and conditions set forth herein, Citigroup Global Markets Inc. hereby accepts appointment as Remarketing Agent, for the purpose of (i) remarketing the Remarketed Senior Notes on behalf of the holders thereof, (ii) determining, in consultation with the Company, in the manner provided for herein and in the Purchase Contract and Pledge Agreement and the Supplemental Indenture, the Reset Rate for the Senior Notes, and (iii) performing such other duties as are assigned to the Remarketing Agent in the Transaction Documents.

      Unless a Special Event Redemption or a Termination Event has occurred prior to such date, if the Company elects an Optional Remarketing to occur pursuant to the Purchase Contract and Pledge Agreement, the Remarketing Agent shall use its reasonable efforts to remarket (the "Optional Remarketing") the Remarketed Senior Notes at the Remarketing Price on a date or dates selected by the Company during the Optional Remarketing Period (each an "Optional Remarketing Date"). For the avoidance of doubt, the Company shall determine in its sole discretion if and when to attempt an Optional Remarketing.
      In the case there is no Successful Optional Remarketing during either Optional Remarketing Period or no Optional Remarketing occurs on any Optional Remarketing Date, if any (either because the Remarketing Agent is unable to remarket the Senior Notes at the Remarketing Price or because a condition precedent to the Remarketing has not been satisfied), and unless a Special Event Redemption or a Termination Event has occurred prior to such date, on a date or dates during the Final Remarketing Period selected by the Company (each a "Final Remarketing Date"), the Remarketing Agent shall use its reasonable efforts to remarket (the "Final Remarketing") the Remarketed Senior Notes at the Remarketing Price. It is understood and agreed that the Remarketing on any Final Remarketing Date will be considered successful and no further attempts will be made if the resulting proceeds are at least equal to the Remarketing Price.
      In connection with each Remarketing, the Remarketing Agent shall determine, in consultation with the Company, the rate per annum, rounded to the nearest one-thousandth (0.001) of one percent per annum, that the Senior Notes should bear (the "Reset Rate") in order for the Remarketed Senior Notes to have an aggregate market value equal to at least the Remarketing Price and that in the sole reasonable discretion of the Remarketing Agent will enable it to remarket all of the Remarketed Senior Notes at no less than the Remarketing Price in such Remarketing; provided that such rate shall not exceed the maximum interest rate permitted by applicable law.
      If, by 4:00 p.m., New York City time, on the applicable Remarketing Date, (1) the Remarketing Agent is unable to remarket all of the Remarketed Senior Notes, other than to the Company, at the Remarketing Price pursuant to the terms and conditions hereof or (2) the Remarketing did not occur on such Remarketing Date because one of the conditions set forth in Section 6 hereof was not satisfied, a Failed Remarketing shall be deemed to have occurred, and the Remarketing Agent shall advise by telephone the Depositary, the Purchase Contract Agent, the Collateral Agent and the Company.  Whether or not there has been a Failed Remarketing will be determined in the sole reasonable discretion of the Remarketing Agent. In the event of a Failed Remarketing, the applicable interest rate on the Senior Notes will not be reset, and will continue to be the Coupon Rate set forth in the Supplemental Indenture.
      In the event of a Successful Remarketing, by approximately 4:30 p.m., New York City time, on the applicable Remarketing Date, the Remarketing Agent shall advise, by telephone (promptly confirmed in writing in the case of clause (1)):
        the Depositary, the Purchase Contract Agent, the Trustee and the Company of the Reset Rate determined by the Remarketing Agent in such Remarketing and the number of Remarketed Senior Notes sold in such Remarketing;
        each purchaser (or the Depositary Participant thereof) of Remarketed Senior Notes of the Reset Rate and the number of Remarketed Senior Notes such purchaser is to purchase;
        each such purchaser (if other than a Depositary Participant) to give instructions to its Depositary Participant to pay the purchase price on the Remarketing Settlement Date in same day funds against delivery of the Remarketed Senior Notes purchased through the facilities of the Depositary; and
        each such purchaser (or Depositary Participant thereof) that the Remarketed Senior Notes will not be delivered until the Remarketing Settlement Date, and that if such purchaser wishes to trade the Remarketed Senior Notes that it has purchased prior to the third Business Day preceding the Remarketing Settlement Date, such purchaser will have to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement.
      The proceeds from a Successful Remarketing (i) with respect to the Senior Notes underlying the Applicable Ownership Interests in Senior Notes that are components of the Corporate Units shall be paid to the Collateral Agent in accordance with Section 5.02 of the Purchase Contract and Pledge Agreement and (ii) with respect to the Separate Senior Notes, shall be paid to the Custodial Agent for payment to the holders of such Separate Senior Notes in accordance with Section 5.02 of the Purchase Contract and Pledge Agreement.
      The right of each holder of Remarketed Senior Notes to have such Remarketed Senior Notes remarketed and sold on any Remarketing Date shall be subject to the conditions that (i) (A) the Remarketing Agent conducts any Optional Remarketing, or (B) in the case of a Final Remarketing, that no Successful Optional Remarketing has occurred, each pursuant to the terms of this Agreement, (ii) neither a Special Event Redemption nor a Termination Event has occurred prior to such Remarketing Date, (iii) the Remarketing Agent is able to find a purchaser or purchasers for Remarketed Senior Notes at the Remarketing Price based on the Reset Rate, and (iv) such purchaser or purchasers on the Remarketing Settlement Date of the Remarketed Senior Notes deliver the purchase price therefor to the Remarketing Agent as and when required.
      It is understood and agreed that the Remarketing Agent shall not have any obligation whatsoever to purchase any Remarketed Senior Notes, whether in the Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Remarketed Senior Notes for Remarketing or to otherwise expend or risk its own funds or incur or to be exposed to financial liability in the performance of its duties under this Agreement.  Neither the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of the Remarketed Senior Notes for Remarketing.

    Representations and Warranties of the Company.

    The Company represents and warrants (i) on and as of the date any Remarketing Materials are first distributed in connection with the Remarketing (the "Commencement Date"), (ii) on and as of the applicable Remarketing Date and (iii) on and as of the Remarketing Settlement Date, that:

      Each of the representations and warranties of the Company as set forth in Sections 3(a) through 3(c), Sections 3(i) through 3(j), Sections 3(m) through 3(p), Sections 3(s) through 3(t) and Sections 3(w) through 3(y) of the Underwriting Agreement dated December [__], 2005 (the "Underwriting Agreement") among the Company and Citigroup Global Markets Inc. and [__________], as Representatives of the Underwriters identified in Schedule II thereto, is true and correct as if made on each of the dates specified above; provided that for purposes of this Section 3(a), any reference in such sections of the Underwriting Agreement to (i) the "Registration Statement", the "Prospectus" and the "Preliminary Prospectus" shall be deemed to refer to the correlative terms as defined herein, (ii) the "Closing Date" shall be deemed to refer to the Remarketing Settlement Date, (iii) the "Securities" shall be deemed to refer to the Remarketed Senior Notes, and (iv) "this Underwriting Agreement" and "Date of Delivery" shall be ignored.
      The Registration Statement, if any, has been declared effective by the Commission; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.
      The documents incorporated by reference in the Prospectus, if any, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Remarketing Agent furnished in writing to the Company by the Remarketing Agent expressly for use in the Registration Statement or the Remarketing Materials.
      The Registration Statement, if any, as of the effective date, conformed (and the Preliminary Prospectus and the Prospectus, if any, and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act, and the Registration Statement and the Remarketing Materials (and any amendment or supplement thereto) as of their respective effective or filing date (or, with respect to the Registration Statement, if later, the filing of the Company's latest Annual Report on Form 10-K) and as of the applicable Remarketing Date and Remarketing Settlement Date do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation and warranty is made as to any statement of eligibility on Form T-1 filed or incorporated by reference as part of the Registration Statement or the Remarketing Materials, or as to information relating to the Remarketing Agent contained in or omitted from the Registration Statement or the Remarketing Materials in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent.
      No consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the Remarketing or the consummation by the Company of the transactions contemplated by the Transaction Documents except such as may be or have been obtained under the Securities Act, the TIA and the Public Utility Holding Company Act of 1935 and such as may be required under the blue sky laws of any jurisdiction in connection with the Remarketing.
      The Company is not required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

    Fees.

    In the event of a Successful Remarketing of the Remarketed Senior Notes, the Company shall pay the Remarketing Agent a remarketing fee to be agreed upon by the Company and the Remarketing Agent prior to any such Remarketing (the "Remarketing Fee").  Such Remarketing Fee shall be paid by the Company on the Remarketing Settlement Date in cash by wire transfer of immediately available funds to an account designated by the Remarketing Agent.

    Covenants of the Company.

    The Company covenants and agrees as follows:

      if and to the extent the Remarketed Senior Notes are required (in the view of counsel, which need not be in the form of a written opinion, for either the Remarketing Agent or the Company) to be registered under the Securities Act as in effect at the time of the Remarketing, to prepare the Registration Statement and the Prospectus, in a form approved by the Remarketing Agent, to file any such Prospectus pursuant to the Securities Act within the period required by the Securities Act and the rules and regulations thereunder and to use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission prior to the second Business Day immediately preceding the applicable Remarketing Date;
      to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Remarketing Agent, be required by the Securities Act or requested by the Commission;
      to advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agent with copies thereof;
      to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Remarketed Senior Notes;
      to advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of any of the Remarketed Senior Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;
      to furnish promptly to the Remarketing Agent such copies of the following documents as the Remarketing Agent shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits); (B) the Preliminary Prospectus and any amended or supplemented Preliminary Prospectus; (C) the Prospectus and any amended or supplemented Prospectus; and (D) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if at any time when delivery of a prospectus is required in connection with the Remarketing, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agent and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in securities as many copies as the Remarketing Agent may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;
      prior to filing with the Commission (A) any amendment to the Registration Statement or supplement to the Prospectus or (B) any Prospectus pursuant to Rule 424 under the Securities Act, to furnish a copy thereof to the Remarketing Agent; and not to file any such amendment or supplement that shall be reasonably disapproved by the Remarketing Agent;
      as soon as practicable, but in any event not later than eighteen months, after the date of a Successful Remarketing, to make "generally available to its security holders" an "earnings statement" of the Company and its subsidiaries complying with (which need not be audited) Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158 under the Securities Act).  The terms "generally available to its security holders" and "earnings statement" shall have the meanings set forth in Rule 158 under the Securities Act; and
      to take such action as the Remarketing Agent may reasonably request in order to qualify the Remarketed Senior Notes for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Remarketing Agent may reasonably request; provided that in no event shall the Company be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.
      to pay: (1) the costs incident to the preparation and printing of the Registration Statement, if any, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto; (2) the costs of distributing the Registration Statement, if any, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto; (3) any fees and expenses of qualifying the Remarketed Senior Notes under the securities laws of the several jurisdictions as provided in Section 5(a)(9) and of preparing, printing and distributing a Blue Sky Memorandum, if any (including any related reasonable fees and expenses of counsel to the Remarketing Agent); (4) the costs of filings or other notices (if any) with or to, as the case may be, the National Association of Securities Dealers, Inc., (5) all other costs and expenses incident to the performance of the obligations of the Company hereunder and the Remarketing Agent hereunder; and (5) the reasonable fees and expenses of counsel to the Remarketing Agent in connection with their duties hereunder.
      to furnish the Remarketing Agent with such information and documents as the Remarketing Agent may reasonably request in connection with the transactions contemplated hereby, and to make reasonably available to the Remarketing Agent and any accountant, attorney or other advisor retained by the Remarketing Agent such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and to cause the Company's officers, directors, employees and accountants to participate in all such discussions and to supply all such information reasonably requested by any such Person in connection with such investigation.

    Conditions to the Remarketing Agent's Obligations.

    The obligations of the Remarketing Agent hereunder shall be subject to the following conditions:

      The Prospectus, if any, shall have been timely filed with the Commission; no stop order suspending the effectiveness of the Registration Statement, if any, or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.
      There shall not have occurred any of the following: (i) a suspension or limitation of trading in securities of the Company or generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market or any setting of minimum or maximum prices for trading thereon; (ii) a general moratorium on commercial banking activities in New York, New York declared by the relevant authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, which, in the case of either clause (iii) or (iv) in the sole judgment of the Remarketing Agent, makes it impracticable or inadvisable to proceed with the Remarketing or to enforce contracts for the sale of any of the Remarketed Senior Notes.
      The representations and warranties of the Company contained herein shall be true and correct on and as of the applicable Remarketing Date and the Remarketing Settlement Date, and the Company, the Purchase Contract Agent and the Collateral Agent shall have performed all covenants and agreements contained herein or in the Purchase Contract and Pledge Agreement to be performed on their part at or prior to such Remarketing Date and such Remarketing Settlement Date.
      The Company shall have furnished to the Remarketing Agent a certificate, dated the applicable Remarketing Settlement Date, of the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company stating that: (1) no order suspending the effectiveness of the Registration Statement, if any, or prohibiting the sale of the Remarketed Senior Notes is in effect, and no proceedings for such purpose are pending before or, to the knowledge of such officers, threatened by the Commission; (2) the representations and warranties of the Company in Section 3 are true and correct on and as of the applicable Remarketing Settlement Date and the Company has performed in all material respects all covenants and agreements contained herein to be performed on its part at or prior to such Remarketing Settlement Date; and (3) the Registration Statement, as of the later of the effective date and the filing of the Company's latest Annual Report on Form 10-K, and the Remarketing Materials (other than the Preliminary Prospectus and Prospectus covered below), as of their respective dates, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
      On the applicable Remarketing Date and the related Remarketing Settlement Date, the Remarketing Agent shall have received a letter addressed to the Remarketing Agent and dated such date, in form and substance satisfactory to the Remarketing Agent, of the independent accountants of the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to certain financial information contained in the Remarketing Materials, if any.
      Counsel for the Company reasonably acceptable to the Remarketing Agent shall have furnished to the Remarketing Agent its or their opinion or opinions, addressed to the Remarketing Agent and dated the applicable Remarketing Settlement Date, in form and substance reasonably satisfactory to the Remarketing Agent addressing such matters as are set forth in such counsel's opinion or opinions furnished pursuant to Section 7(d) of the Underwriting Agreement, adapted as necessary to relate to the Remarketed Senior Notes and to the Remarketing Materials, if any, or to any changed circumstances or events occurring subsequent to the date of this Agreement, such adaptations being reasonably acceptable to counsel to the Remarketing Agent.
      Counsel for the Remarketing Agent, shall have furnished to the Remarketing Agent its opinion, addressed to the Remarketing Agent and dated the applicable Remarketing Settlement Date, in form and substance reasonably satisfactory to the Remarketing Agent.
      Subsequent to the Commencement Date and prior to the applicable Remarketing Settlement Date, there shall not have occurred any downgrading, withdrawal or suspension in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act that currently has publicly released a rating of the Company's securities and no such organization shall have publicly announced that it has under surveillance or review, with negative implications, its rating of any of the Company's securities.

    Indemnification.

    The Company agrees to indemnify and hold harmless the Remarketing Agent, each person, if any, who controls the Remarketing Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Remarketing Agent within the meaning of Rule 405 under the Securities Act from and against (i) any and all losses, actions, claims, damages, liabilities or expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which the Remarketing Agent may become subject under the Securities Act or otherwise, insofar as such losses, actions, claims, damages, liabilities or expenses arise out of or are based upon (A) the failure to have an effective registration statement under the Securities Act relating to the Remarketed Senior Notes, if required, or the failure to satisfy the prospectus delivery requirements of the Securities Act because the Company failed to provide the Remarketing Agent with an updated prospectus for delivery in accordance with applicable law, (B) any untrue statement or alleged untrue statement of a material fact contained in the Remarketing Materials or (C) the omission or alleged omission to state in the Remarketing Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any breach by the Company of any representation or warranty or failure by the Company to comply with any obligation set forth herein, (iii) any and all other losses, actions, claims, damages, liabilities or expenses that otherwise arise out of or are based upon or asserted against the Remarketing Agent by any person in connection with or as a result of the Remarketing Agent acting as such pursuant to this Agreement or any other matter referred to in this Agreement, except to the extent that any such losses, actions, claims, damages, liabilities or expenses referred to in this clause (iii) have been determined in a final unappealable judicial proceeding to have resulted from the Remarketing Agent's gross negligence, bad faith or willful misconduct in performing the services that are the subject of this Agreement; provided, however, that in the case of clauses (i)(B) and (C) above, the Company shall not be liable and shall not indemnify and hold harmless in any such case to the Remarketing Agent to the extent that any such loss, action, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Remarketing Materials in reliance upon and in conformity with any written information provided by the Remarketing Agent expressly for use therein. In each such case where the Company agrees to so indemnify and hold harmless the Remarketing Agent, the Company agrees to promptly reimburse the Remarketing Agent for any reasonable expenses (including reasonable fees and expenses of counsel reimbursable under Section 7(c) below) when and as incurred by the Remarketing Agent in connection with investigating or defending any such action or claim.

      The Remarketing Agent agrees to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, actions, claims, damages, liabilities or expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which the Company may become subject under the Securities Act or otherwise, insofar as such losses, actions, claims, damages, liabilities or expenses arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Remarketing Materials, or (B) the omission or alleged omission to state in the Remarketing Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made or omitted in the Remarketing Materials in reliance upon and in conformity with any written information provided by the Remarketing Agent expressly for use therein and the Remarketing Agent agrees to promptly reimburse the Company for any reasonable expenses (including reasonable fees and expenses of counsel) when and as incurred by the Company in connection with investigating or defending any such action or claim.
      In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or Section 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under Section 7(a) or Section 7(b) unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 7(a) or Section 7(b). The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, and the fees and expenses of such counsel shall be at the expense of such indemnifying party if (w) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (x) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (y) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, or (z) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (1) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Remarketing Agent and all persons, if any who control the Remarketing Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of the Remarketing Agent within the meaning of Rule 405 under the Securities Act and (2) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Remarketing Agent and such control persons and affiliates of the Remarketing Agent, such firm shall be designated in writing by the Remarketing Agent. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and no admission as to fault.

      To the extent the indemnification provided for in Section 7(a) or Section 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, actions, claims, damages or liabilities referred to under such paragraph, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, actions, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Remarketing Agent on the other hand from the Remarketing of the Remarketed Senior Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Remarketing Agent on the other hand in connection with the statements or omissions that resulted in such losses, actions, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Remarketing Agent, on the other hand, in connection with the Remarketing shall be deemed to be in the same proportions as the aggregate principal amount of the Remarketed Senior Notes less the Remarketing Fee on the one hand and the Remarketing Fee on the other hand bear to the aggregate principal amount of the Remarketed Senior Notes.  The relative fault of the Company on the one hand and the Remarketing Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Remarketing Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Remarketing Agent agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7, the Remarketing Agent shall not be required to contribute any amount in excess of the amount by which the Remarketing Fee exceeds the amount of any damages that the Remarketing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

    Resignation and Removal of the Remarketing Agent.

    The Remarketing Agent may resign and be discharged from its duties and obligations hereunder, and the Company may remove the Remarketing Agent, by giving 30 days' prior written notice, in the case of a resignation, to the Company and the Purchase Contract Agent and, in the case of a removal, to the removed Remarketing Agent and the Purchase Contract Agent.

    In any such case, the Company will use commercially reasonable efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement (or an appropriate amendment to this Agreement) with such person as soon as reasonably practicable.  The provisions of Section 7 shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

    Dealing in Securities.

    The Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Senior Notes, Corporate Units, Treasury Units or any of the securities of the Company (together, the "Securities").  The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of such Securities may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder.  The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

    Remarketing Agent's Performance; Duty of Care.

    The duties and obligations of the Remarketing Agent hereunder shall be determined solely by the express provisions of this Agreement and the other Transaction Documents. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement or any of the other Transaction Documents. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, as to the truth of the statements expressed in any of such documents. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties except as otherwise set forth herein. The Remarketing Agent shall have no obligation to determine whether there is any limitation under applicable law on the Reset Rate on the Senior Notes or, if there is any such limitation, the maximum permissible Reset Rate on the Senior Notes, and it shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the eighth Business Day before the applicable Remarketing Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate. The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed Senior Notes in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from its failure to comply with the material terms of this Agreement or bad faith, gross negligence or willful misconduct on its part. The provisions of this Section 10 shall survive the termination of this Agreement and shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

    Survival of Certain Representations and Obligations.

    Any other provision of this Agreement to the contrary notwithstanding, (a) the indemnity and contribution agreements contained in Section 7 hereof, and the representations and warranties and other agreements of the Company and the Remarketing Agent contained in this Agreement shall remain in full force and effect regardless of (i) any investigation made by or on behalf of the Remarketing Agent or by or on behalf of the Company or its directors or officers, or any of the other persons referred to in Section 7 hereof and (ii) acceptance of and payment for the Remarketed Senior Notes, and (b) the indemnity and contribution agreements contained in Section 7 shall remain operative and in full force and effect regardless of any termination of this Agreement.

    Termination.

    This Agreement shall automatically terminate (i) as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 8 and (ii) on the earlier of (x) any Special Event Redemption Date, (y) the occurrence of a Termination Event and (z) the Business Day immediately following the Remarketing Settlement Date.  If this Agreement is terminated pursuant to any of the other provisions hereof, except as otherwise provided herein, the Company shall not be under any liability to the Remarketing Agent and the Remarketing Agent shall not be under any liability to the Company, except that if this Agreement is terminated by the Remarketing Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Remarketing Agent for all of its out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by it. Notwithstanding any termination of this Agreement, in the event there has been a Successful Remarketing, the obligations set forth in Section 4 hereof shall survive and remain in full force and effect until all amounts payable under said Section 4 shall have been paid in full.  In addition, Sections 7 and 10 hereof shall survive the termination of this Agreement or the resignation or removal of the Remarketing Agent.

    Miscellaneous.

    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES THAT MIGHT CALL FOR THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. This Agreement shall become effective when a fully executed copy hereof is delivered to the Remarketing Agent by the Company. This Agreement may be executed in any number of separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute but one and the same agreement. This Agreement shall inure to the sole benefit of each of the Company, the Remarketing Agent, and the Purchase Contract Agent, except that with respect to the provisions of Section 7 hereof, such provisions shall also be deemed to be for the benefit of each director, officer and other persons referred to in Section 7 hereof, and their respective successors. Should any part of this Agreement for any reason be declared invalid, such declaration shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated. Nothing herein is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of any provision in this Agreement. The term "successor" as used in this Agreement shall not include any purchaser, as such purchaser, of any Securities from the Remarketing Agent.

    Notices.
      All communications hereunder shall be in writing and, if to the Remarketing Agent, shall be delivered or sent by mail, telex or facsimile transmission to Citigroup Global Markets Inc., [____________], Attention: [_______] (Fax: [________]); if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the Company, 500 Clinton Center Drive, Clinton, Mississippi, 39056, Attention: Treasurer (Fax: [________]); and if to the Purchase Contract Agent, shall be delivered or sent by mail or facsimile transmission to The Bank of New York [__________], Attention: [_______] (Fax: [________]). Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

    Counterparts.

    This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

    Headings.

    The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

    Severability.

    If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

    Amendments.

    This Agreement may be amended by an instrument in writing signed by the parties hereto.  Each of the Company and the Purchase Contract Agent agrees that it will not enter into, cause or permit any amendment or modification of the Transaction Documents or any other instruments or agreements relating to the Applicable Ownership Interests in Senior Notes, the Senior Notes or the Corporate Units that would in any way adversely affect the rights, duties and obligations of the Remarketing Agent, without the prior written consent of the Remarketing Agent.

    Successors and Assigns.

Except in the case of a succession pursuant to the terms of the Purchase Contract and Pledge Agreement, the rights and obligations of the Company hereunder may not be assigned or delegated to any other Person without the prior written consent of the Remarketing Agent.  The rights and obligations of the Remarketing Agent hereunder may not be assigned or delegated to any other Person (other than an affiliate of the Remarketing Agent) without the prior written consent of the Company.

If the foregoing correctly sets forth the agreement by and among the Company, the Remarketing Agent and the Purchase Contract Agent, please indicate your acceptance in the space provided for that purpose below.

[SIGNATURES ON THE FOLLOWING PAGE]

Very truly yours,

ENTERGY CORPORATION

By: ____________________________
Name:
Title:

CONFIRMED AND ACCEPTED:

CITIGROUP GLOBAL MARKETS INC.,
as Remarketing Agent

By:
Name:
Title:

THE BANK OF NEW YORK,
not individually, but solely as Purchase
Contract Agent and as attorney-in-fact for
the Holders of the Purchase Contracts

By:
Name:
Title: